UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 18, 2014 (September 15, 2014)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01       Other Events.

On September 15, 2014, The Coca-Cola Company (the “Company”) entered into an Underwriting Agreement, dated September 15, 2014 (the “Underwriting Agreement”), among the Company and BNP Paribas, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited Deutsche Bank AG, London Branch, BNY Mellon Capital Markets, LLC, RBC Europe Limited, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC (together, the “Underwriters”), relating to the Company’s public offering of €800,000,000 aggregate principal amount of its 1.125% Notes due 2022 and €1,200,000,000 aggregate principal amount of its 1.875% Notes due 2026 (collectively, the “Notes”).

The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-191953) filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2013, including a related prospectus and prospectus supplement filed with the SEC on October 28, 2013 and September 15, 2014, respectively.

Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Company expects the offering of the Notes to close on September 22, 2014, subject to customary closing conditions.

The Underwriting Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01(d)   Financial Statements and Exhibits.

In reviewing the agreements included as exhibits to this report, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•    should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•    may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•    may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•    were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit 1.1

Underwriting Agreement, dated as of September 15, 2014, among The Coca-Cola Company and BNP Paribas, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited Deutsche Bank AG, London Branch, BNY Mellon Capital Markets, LLC, RBC Europe Limited, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: September 18, 2014	By:	/s/ Larry M. Mark
		Name:	Larry M. Mark
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1

Underwriting Agreement, dated as of September 15, 2014, among The Coca-Cola Company and BNP Paribas, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited Deutsche Bank AG, London Branch, BNY Mellon Capital Markets, LLC, RBC Europe Limited, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC.